Vertex Energy, Inc. POS AM

Exhibit 23.2

LBB & ASSOCIATES LTD., LLP

10260 Westheimer Road, Suite 310

Houston, TX 77042

Phone: (713) 800-4343 Fax: (713) 456-2408

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Post-Effective Amendment No. 3 to Form S-1 of Vertex Energy, Inc. (the “Company”), of our report dated March 31, 2015, relating to the consolidated financial statements of the Company included in the Company’s Annual Report on Form 10-K/A (Amendment No.1) for the year ended December 31, 2014.

We also consent to the reference to us under the heading “Experts” in this registration statement.

/s/ LBB & Associates Ltd., LLP

LBB & Associates Ltd., LLP

Houston, Texas

August 15 , 2016